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                                                                     EXHIBIT 4.2

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                      BUILDING ONE SERVICES CORPORATION,
                                  as Issuer,


                         ELECTRICAL CONTRACTING, INC.,
                             B & R ELECTRIC, INC.,
                           ATLANTIC ELECTRIC, INC.,
                           SULLIVAN ELECTRIC, INC.,
                            K & A MECHANICAL, INC.
                       MOUNTAIN VIEW ELECTRIC, INC., and

                      the other GUARANTORS named herein,

                                 as Guarantors

                                      AND

                      IBJ WHITEHALL BANK & TRUST COMPANY,

                                  as Trustee

                       _________________________________

                            SUPPLEMENTAL INDENTURE

                         Dated as of November 12, 1999

                       ________________________________

                                  Relating to
                              up to $400,000,000

                       _________________________________

                   10 1/2% Senior Subordinated Notes due 2009


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                            SUPPLEMENTAL INDENTURE

     This supplemental Indenture (the "Supplemental Indenture") dated as of November 12, 1999, among Electrical Contracting, Inc, K & A Mechanical, Inc., B & R Electric, Inc., Atlantic Electric, Inc., Sullivan Electric, Inc. and Mountain View Electric, Inc. (the "New Guarantors"), companies acquired by BUILDING ONE SERVICES CORPORATION, a Delaware corporation (the "Company"), since the date of the Indenture (defined below), the existing subsidiary guarantors listed as signatories hereto (the "Existing Guarantors") and IBJ Whitehall Bank & Trust Company, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").


                             W I T N E S S E T H:

     WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture") dated as of April 30, 1999, providing for the issuance of an aggregate principal amount of up to $400,000,000 of 10 1/2% Senior Subordinated Notes due 2009 (the "Securities");

     WHEREAS, Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the newly acquired subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's obligations under the Securities on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. AGREEMENT TO GUARANTEE. The New Guarantors hereby agree, jointly and severally with all of the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms set forth in the Indenture.

     2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     3. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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     4. TRUSTEE MAKES NO REPRESENTATION.  The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                              ELECTRICAL CONTRACTING, INC.
                              MOUNTAIN VIEW ELECTRIC, INC.,
                              B & R ELECTRIC, INC.
                              ATLANTIC ELECTRIC, INC.
                              K & A MECHANICAL, INC.
                              SULLIVAN ELECTRIC, INC.
                                   by:

                                   /s/ F. T. BECK
                                   _____________________________
                                   Name:  F. Traynor Beck
                                   Title: Vice President & Assistant Secretary


                              BUILDING ONE SERVICES CORPORATION
                                   by:

                                   /s/ F. T. BECK
                                   _____________________________
                                   Name:  F. Traynor Beck
                                   Title:  Executive Vice President


                              ADVENT ELECTRIC CO., INC.
                              AMERICAN AIR CO., INC.
                              BARNES IVEY MECHANICAL COMPANY,
                                L.L.C.
                              BELTLINE MECHANICAL SERVICES, INC.
                              BOXBERGER, INC.
                              BRAZOSPORT MANAGEMENT, INC.
                              BUILDING ONE MECHANICAL SERVICES,
                                INC.
                              BUILDING ONE SERVICE SOLUTIONS, INC.
                              BUYR, INC.
                              CHAMBERS ELECTRONIC
                                COMMUNICATIONS, INC.

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                              CONSOLIDATED ELECTRICAL GROUP, INC.
                              CRAMAR ELECTRIC, INC.
                              CREST INTERNATIONAL, LLC
                              D/FW MECHANICAL SERVICES, INC.
                              ELECTRICAL DESIGN & CONSTRUCTION,
                                INC.
                              ENGINEERING DESIGN GROUP, INC.
                              FLOR-SHIN, INC.
                              FRED CLARK ELECTRICAL CONTRACTORS,
                                INC.
                              G.S. FINANCIAL, INC.
                              G.S. GROUP, INC.
                              GAMEWELL MECHANICAL, INC.
                              GARFIELD-INDECON ELECTRICAL
                                SERVICES, INC.
                              G.S.I. OF CALIFORNIA, INC.
                              GULF STATES, INC.
                              HUNT ELECTRIC, INC.
                              IVEY MECHANICAL COMPANY, INC.
                              IVEY MECHANICAL SERVICES, L.L.C.
                              LEXINGTON/IVEY MECHANICAL COMPANY,
                                L.L.C.
                              MCINTOSH MECHANICAL, INC.
                              NATIONAL NETWORK SERVICES, INC.
                              OIL CAPITAL ELECTRIC, INC.
                              OMNI MECHANICAL COMPANY
                              OMNI MECHANICAL SERVICES
                              PERIMETER MAINTENANCE CORPORATION
                              POTTER ELECTRIC CO., INC.
                              PRO WIRE SECURITY SYSTEMS, INC.
                              REGENCY ELECTRIC COMPANY ATLANTA
                                OFFICE
                              REGENCY ELECTRIC COMPANY
                                CHARLOTTE OFFICE, INC.
                              REGENCY ELECTRIC COMPANY JACKSONVILLE
                                OFFICE, INC.
                              REGENCY ELECTRIC COMPANY MEMPHIS
                                OFFICE, INC.
                              REGENCY ELECTRIC COMPANY ORLANDO
                                OFFICE, INC.
                              REGENCY ELECTRIC COMPANY PROJECTS
                                GROUP, INC.
                              REGENCY ELECTRIC COMPANY SOUTH
                                FLORIDA, INC.
                              REGENCY ELECTRIC COMPANY, INC.
                              RIVIERA ELECTRIC CONSTRUCTION CO.
                              RIVIERA ELECTRIC OF CALIFORNIA, INC.
                              ROBINSON MECHANICAL COMPANY

                                      -3-
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                              SANDERS BROS., INC.
                              SKC ELECTRIC, INC.
                              SKCE, INC.
                              SPANN BUILDING MAINTENANCE
                                COMPANY
                              SPANN MANAGEMENT GROUP, INC.
                              TAYLOR ELECTRIC, INC.
                              TESS HOLDINGS, INC.
                              TESTRONICS, INC.
                              THE LEWIS COMPANIES, INC.
                              TOWN & COUNTRY ELECTRIC, INC.
                              TRI-CITY ELECTRICAL CONTRACTORS, INC.
                              TRI-M HOLDING CORP.
                              TRI-M CORPORATION
                              TRI-M ELECTRICAL CONSTRUCTION CORP.
                              TRI-M BUILDING AUTOMATION SYSTEMS
                                CORP.
                              TRI-M INFORMATION SYSTEMS CORP.
                              TRI-M INTEGRATED SYSTEMS SOLUTIONS
                                CORP.
                              WALKER ENGINEERING, INC.
                              WARREN ELECTRICAL CONSTRUCTION
                                CORP.
                              WATSON ELECTRICAL CONSTRUCTION CO.
                              WILSON ELECTRIC COMPANY, INC.
                                   by

                                   /s/ F. T. BECK
                                   _____________________________
                                   Name:  F. Traynor Beck
                                   Title: Vice President & Assistant Secretary



                              IBJ WHITEHALL BANK & TRUST COMPANY,
                                as Trustee


                                   by


                                   /s/ TERENCE RAWLINS
                                   __________________________________
                                   Name:  Terence Rawlins
                                   Title: Vice President

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